CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors
First Investors Life Insurance Company
95 Wall Street
New York, NY 10005

We consent to the use in the Pre–Effective Amendment No. 1 to the Registration Statement of First Investors Life Separate Account E on Form N-6 (file No. 811-21742) of our report dated March 9, 2005 relating to the December 31, 2004 financial statements of First Investors Life Insurance Company, which are included in the Statement of Additional Information and are incorporated by reference in the Registration Statement.

TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
August 22, 2005